SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: December 2, 1996





                            PARADIGM TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      0-26124                770140882-5
----------------------------          ------------        ----------------------
(State or Other Jurisdiction          (Commission           (I.R.S. Employer
      of Incorporation)               File Number)        Identification Number)




         71 Vista Montana, San Jose, CA                              95134
    ----------------------------------------                      ----------
    (Address of principal executive offices)                      (Zip Code)



                                 (408) 954-0500
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)


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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     On November 15, 1996, pursuant to an Agreement of Purchase and Sale of Assets dated as of November 7, 1996 (the "Agreement") between the Registrant and Orbit Semiconductor, Inc., a Delaware corporation ("Orbit"), the Registrant sold to Orbit substantially all of the assets associated with the Registrant's semiconductor wafer fabrication manufacturing operation (the "Fab"), including equipment and work in process, and assigned to Orbit its rights and obligations under the lease of the Registrant's wafer fabrication facility. As consideration, Orbit paid to the Registrant aggregate consideration of $20,000,000 consisting of $6.6 million in cash, assumption of $7.6 million of indebtedness associated with and secured by the Fab, and promissory notes in the aggregate principal amounts of $5.8 million. The Registrant also executed a short-term sublease with Orbit pursuant to which it will occupy office space at its principal offices not associated with the Fab. The Registrant expects the sale of the Fab to result in a loss of between $4 and $5 million, which will be reported with its fourth quarter results.

     As a result of the sale of the Fab, the Registrant's future needs for wafers will need to be supplied by third parties. In connection with the Agreement, Orbit has agreed to supply a specified quantity of wafers to the Registrant for a period of six months, in exchange for specified credits against a promissory note delivered by Orbit to Paradigm in connection with the sale of the Fab. The Registrant is also in the process of seeking wafer supply from offshore foundries who would provide 8-inch wafers using .35 micron process technology.

     In connection with the sale of the Fab, substantially all of the 109 employees associated with the Fab terminated employment with the Registrant and became employees of Orbit. No severance payments were made to employees transferred to Orbit. The Registrant also implemented a reduction in force of approximately 35 other employees, with respect to which the Registrant expects to take a charge of approximately $150,000 in the fourth quarter associated with severance payments and other related costs.


Item 7.  Financial Statements and Exhibits.

         (a)  Financial statements of business acquired.

                 Not applicable.

         (b)  Pro forma financial information.

                 Not applicable.


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         (c)  Exhibits.

              2.1 Agreement of Purchase and Sale of Assets dated as of November 7, 1996 between Paradigm Technology, Inc. and Orbit Semiconductor, Inc. Exhibits to this Agreement omitted from this report will be furnished to the Securities and Exchange Commission upon request.

              2.2 Wafer Manufacturing Agreement dated as of November 7, 1996 between Paradigm Technology, Inc. and Orbit Semiconductor, Inc.

              2.3 Promissory Note dated November 15, 1996 in the aggregate principal amount of $4,800,000 issued by Orbit Semiconductor, Inc. to Paradigm Technology, Inc.

              2.4 Promissory Note dated November 15, 1996 in the aggregate principal amount of $1,000,000 issued by Orbit Semiconductor, Inc. to Paradigm Technology, Inc.

              99.1    Press Release dated November 19, 1996.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: December 2, 1996

                                    PARADIGM TECHNOLOGY, INC.



                                    By          /s/ Douglas Schirle
                                       ----------------------------------------
                                                   Douglas Schirle
                                              Vice President of Finance


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                                  EXHIBIT INDEX
                                  -------------


     Exhibit No.                                         Description
     -----------                                         -----------

          2.1 Agreement of Purchase and Sale of Assets dated as of November 7, 1996 between Paradigm Technology, Inc. and Orbit Semiconductor, Inc. Exhibits to this Agreement omitted from this report will be furnished to the Securities and Exchange Commission upon request.

          2.2 Wafer Manufacturing Agreement dated as of November 7, 1996 between Paradigm Technology, Inc. and Orbit Semiconductor, Inc.

          2.3 Promissory Note dated November 15, 1996 in the aggregate principal amount of $4,800,000 issued by Orbit Semiconductor, Inc. to Paradigm Technology, Inc.

          2.4 Promissory Note dated November 15, 1996 in the aggregate principal amount of $1,000,000 issued by Orbit Semiconductor, Inc. to Paradigm Technology, Inc.

          99.1          Press Release dated November 19, 1996.


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